UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 27, 2018

Stewardship Financial Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or other jurisdiction of incorporation)	1-33377 (Commission File Number)	22-3351447 (I.R.S. Employer Identification No.)

630 Godwin Avenue Midland Park, NJ (Address of principal executive offices)		07432 (Zip Code)

Registrant’s telephone number, including area code: (201) 444-7100 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 27, 2018, Stewardship Financial Corporation. (the “Corporation”) announced that the Audit Committee of the Board of Directors of the Corporation had approved the appointment of BDO USA, LLP, or BDO, as its independent registered public accounting firm to audit the Corporation’s financial statements prior to BDO’s completion of its standard client acceptance procedures.

Effective as of April 11, 2018, BDO notified the Corporation that it had completed such client acceptance procedures.

During the two most recent fiscal years and through April 11, 2017, the Corporation had not consulted with BDO with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Corporation’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 16, 2018	Stewardship Financial Corporation

/s/ Claire M. Chadwick
Claire M. Chadwick
Executive Vice President and
Chief Financial Officer